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                                                               Exhibit 10(s)-2



                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


                 AMENDED AND RESTATED EMPLOYMENT AGREEMENT made and entered into as of the 24th day of June, 1994, by and between The Washington Water Power Company, a Washington corporation whose principal place of business is located at East 1411 Mission Avenue, Spokane, Washington (the "Company"), and
W. Lester Bryan (the "Executive");

                 WHEREAS, the Company entered into an Employment Agreement with the Executive, dated August 5, 1988 (the "Prior Employment Agreement");

                 WHEREAS, the Company desires to continue the services of the Executive for its business and the Executive is willing to continue such employment; and

                 WHEREAS, the Company and the Executive desire to enter into this Employment Agreement amending and restating the Prior Employment Agreement and setting forth the terms and conditions of continued employment;

                 NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the sufficiency of such consideration being expressly acknowledged by the parties, the Company hereby continues employment of the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth:

                 1.       Employment and Term.

                 (a) The Company agrees to employ the Executive, and the Executive agrees to remain in the employ of the Company, and any successor thereto, in accordance with the terms and provisions of this Agreement for the period set forth below (the "Employment Period").

                 (b) The Employment Period shall be for a term of thirty-six (36) months, commencing on the date of this Agreement, subject, however, to termination as provided herein.

                 2.       Duties and Powers of Executive.

                 (a) Position; Location. During the Employment Period, the Executive shall serve as an elected executive officer, with
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such authority, duties and responsibilities as are determined from time to time by the Company for such position with the Company. The Executive's services shall be performed at the location where the Executive is currently employed; provided, however, that if the Executive is relocated, he shall be entitled to receive all benefits and other amounts described in Section 3(e) hereof.

                 3.       Compensation and Benefits.

                 The Executive shall receive the following compensation and benefits for his services hereunder to the Company: until a termination of employment, pursuant to Section 4, the Company will continue the Executive's salary, benefits, and incentive award opportunities at levels not less than those in effect on the date this Agreement was executed, subject to such reductions as may be required to maintain qualified plan compliance with applicable federal or state laws.


                 (a) Salary. The Executive's annual base salary ("Annual Base Salary"), payable not less often than monthly in equal installments, shall be at the annual rate of not less than that paid on the date hereof. Such Annual Base Salary shall be reviewed at least annually. The Board of Directors of the Company (the "Board") may from time to time direct such upward adjustments in Annual Base Salary as the Board deems to be necessary or desirable including without limitation adjustments in order to reflect increases in the cost of living. Annual Base Salary shall not be reduced after any increase thereof. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement.

                 (b) Incentive, Retirement and Welfare Benefit Plans. The Executive shall be entitled to receive awards pursuant to the Company's Executive Incentive Compensation Plan (the "Plan"). The terms of such awards shall be determined by the Compensation Committee at the time of grant. The Executive shall also be entitled to receive benefits pursuant to such supplemental executive programs as are or may be established by the Company.

                 During the Employment Period and so long as the Executive is employed by the Company, he shall be eligible to participate in all incentive, stock option, restricted stock, performance unit, savings, retirement and welfare plans, practices, policies and programs applicable generally to employees and/or other executives of the Company, except with respect to any benefits under any plan, practice, policy or program to which the Executive has waived his rights in writing.

                 (c) Business Expenses. The Company agrees to pay or reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by the Company.

                 (d) Fringe Benefits. During the Employment Period, the Executive shall be entitled to receive fringe benefits in accordance with the plans, practices, programs and policies of the Company from time to time in effect, commensurate with his position and at least comparable to those received by other executives of the Company.

                 (e) Relocation Benefits. If during the Employment Period the Executive is relocated, he shall be entitled to reimbursement from the Company for reasonable expenses incurred in connection with the relocation and as preapproved by the Chief Executive Officer or the Chief Operating Officer of the Company.

                 4.       Termination of Employment.

                 (a) Death. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

                 (b) By the Company for Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" for termination by the Company shall include, but is not limited to, acts of theft, embezzlement, fraud, moral turpitude, as well as the following conduct of the Executive:
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                          (i)     material breach of any provision of this
                 Agreement, which breach shall not have been cured by the Executive within thirty (30) days of receipt of written notice of said breach;

                          (ii) misconduct as an Executive of the Company, including but not limited to: misappropriating any funds or property of the Company; attempting to obtain any personal profit from any transaction in which the Executive has an interest which is adverse to the interests of the Company; or any other act or omission which substantially impairs the Company's ability to conduct its ordinary business in its usual manner;

                          (iii)   conviction of a felony; or

                          (iv) any other acts or omission which subject the Company to public disrespect, scandal, or ridicule.

                 (c) By the Executive for Good Reason. The Executive may terminate his employment during the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                          (i) the reduction in the Executive's Annual Base Salary as specified in Section 3(a) of this Agreement or any other benefit or payment described in Section 3 of this Agreement;

                          (ii) the Executive not receiving salary increases and incentive awards comparable to those received by other executives in comparable positions with comparable performance evaluations in the current year;

                          (iii) the diminution without his consent of the Executive's status, working conditions, authority, duties or responsibilities from those in effect on the date of this Agreement;

                          (iv) the Company requiring the Executive without his consent to be based at any office or location other than the location where the Executive is currently employed; or

                          (v) any breach by the Company of any other material provision of this Agreement.

                 (d) By the Company for Disability. The Company may terminate the Executive's employment during the Employment Period in the event of the Executive's Permanent and Total Disability ("Disability") as defined in
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

                 (e) Notice of Termination. Any termination by the Company for Cause, by the Company for Disability or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined in Section 4(f)) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Disability or Cause shall not waive any right of the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                 (f) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, by the Company for Disability, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or for Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death, the Date of Termination shall be the date of death.

                 5.       Obligations of the Company Upon Termination.





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                 (a)      Termination Other Than for Cause.  During the
Employment Period, if the Company shall terminate the Executive's employment (other than in the case of a termination for Cause), or if the Executive shall terminate his employment for Good Reason or if the Executive's employment shall terminate by reason of death (termination in any such case referred to as "Termination");

                          (i) the Company shall pay to the Executive (or his beneficiary) a lump sum amount in cash equal to the sum of
                 (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) all incentive or other compensation, if any, awarded but not yet paid with respect to fiscal years ending prior to the fiscal year in which the Date of Termination occurred, (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and (4) any accrued leave pursuant to the One-Leave Program, to the extent not theretofore paid. (The amounts specified in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the "Accrued Obligations"). The amounts specified in clauses (1),
                 (2) and (4) of this Section 5(a)(i) shall be paid within thirty (30) days after the Date of Termination; the amount referred to in clause (3), if any, will be paid pursuant to the terms of the Executive Deferred Compensation Plan; and

                     (ii) in the event of Termination other than by reason of the Executive's death or Disability, then (a) the Company shall pay to the Executive an amount in cash equal to
                 (1) the Annual Base Salary described in Section 3(a) of this Agreement through the end of the Employment Period and (2) one month's salary for each full or partial year of service with the Company with a minimum of twelve (12) months' salary payable under this clause (2), in each case at the rate in effect at the time Notice of Termination is given, within thirty (30) days of such Date of Termination, or, at the option of the Executive, in installments over a period not to exceed thirty-six (36) months; (b) the Company shall continue medical and welfare benefits for the Executive for eighteen
                 (18) months after Termination at least equal to those which would have been provided if the Executive's employment had not been terminated (excluding benefits to which the Executive has waived his rights in writing), such benefits to be in accordance with the most favorable medical and welfare benefit plans, practices, programs or policies (the "M&W Plans") of the Company as in effect and applicable generally to other executives of the Company and their families during the 90-day period immediately preceding the Date of Termination or as in effect generally at any time thereafter with respect to other executives of the Company; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the benefits under the M&W Plans shall be secondary to those provided under such other plan during such applicable period of eligibility; provided, however, that these provisions shall not operate to reduce any rights the Executive may have under Section 4980B of the Code,
                 Part 6 of Title I of ERISA or any other state or federal legislation, but shall be in addition to such rights; and (c) with respect to any incentive or similar plan awards, awards shall be handled as the plan so provides; provided, however, that if the Executive's entitlement to any plan award is subject to fulfillment of performance criteria, either corporate or individual, over a performance period, then payment of such awards shall be made, if at all, at the end of the performance period, based upon the achievement of goals for the entire period, prorated from the beginning of the performance period to the Date of Termination.

                 (b) Termination by the Company for Cause or by the Executive Other than for Good Reason. Subject to the provisions of Section 6 of this Agreement, if the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive terminates employment during the Employment Period other than a termination for Good Reason, the Company shall have no further obligations to the Executive under this Agreement other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination, all incentive or other compensation, if any, awarded but not yet paid with respect to fiscal years ending prior to the fiscal year in which the Date of Termination occurred, the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), any accrued leave pursuant to the One-Leave Program, and whatever benefits the Executive may be entitled to under the Company's benefit plans, in each case to the extent theretofore unpaid.

                 (c) Any payments made pursuant to this Section 5 shall be subject to the limits, to the extent applicable, set forth in Section 10(g) hereof.





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                 6.       Non-exclusivity of Rights.

                 Except as provided in Section 10(g) hereof, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, plan, program, policy or practice provided by the Company and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived his rights in writing), nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the date hereof with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any benefit, plan, policy, practice or program of, or any contract or agreement entered into after the date hereof with, the Company at or subsequent to the Date of Termination, shall be payable in accordance with such benefit, plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                 7.       Full Settlement; Mitigation.

                 The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii)(b) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment. If the Executive finally prevails with respect to any dispute between the Company, the Executive or others as to the interpretation, terms, validity or enforceability of (including any dispute about the amount of any payment pursuant to) this Agreement, the Company agrees to pay all legal fees and expenses which the Executive may reasonably incur as a result of any such dispute.

                 8.       Confidential Information.

                 The Executive shall hold in a fiduciary capacity for the benefit of the Company all confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and that shall not have been or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). During the Employment Period, the Executive shall not, without the prior consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

                 9.       Successors.

                 (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                 (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                 (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its businesses and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

                 10.      Miscellaneous.

                 (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of





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such amendment, modification, repeal, waiver, extension or discharge is sought.
No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

                 (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the party or by registered or certified mail, return-receipt requested, postage prepaid, addressed as follows:

                 If to the Executive:

                 c/o The Washington Water Power Company
                 East 1411 Mission Avenue, P.O. Box 3727
                 Spokane, Washington 99220


                 If to the Company:

                 The Washington Water Power Company
                 East 1411 Mission Avenue, P.O. Box 3727
                 Spokane, Washington  99220

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                 (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                 (d) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                 (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, or the right of the Company to terminate the Executive's employment for Cause pursuant to Section 4(b) of this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                 (f) This instrument contains the entire agreement of the Executive and the Company with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby.

                 (g) Notwithstanding any provision of this Agreement to the contrary, in the event of any payment made to the Executive which is contingent upon a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company's assets, as described in Section 280G of the Code, or in any regulation promulgated thereunder, the aggregate amount of such payments, whether or not made pursuant to the terms of this Agreement, shall not exceed an amount equal to the Executive's Base Amount (as defined under Code Section 280G(b)(3) and the regulations thereunder) multiplied by three (3), less one dollar ($1.00).





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                 IN WITNESS WHEREOF, the Executive and, the Company have caused this Agreement to be executed as of the day and year first above written.


                                THE WASHINGTON WATER
                                  POWER COMPANY



                                 /s/ Paul A. Redmond
                                -------------------------------------------
                                Name:  Paul A. Redmond
                                Title:  Chairman of the Board, President and
                                        Chief Executive Officer




                                EXECUTIVE



                                /s/ W. L. Bryan
                                -------------------------------------------